UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 4, 2002
Date of Report (Date of earliest event reported)

Mobile Mini, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101
Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)

(480) 894-6311

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure.

         On September 4, 2002, the Registrant issued a press release announcing the resignation of Mr. George E. Berkner from its Board of Directors and the election of Mr. Thomas Graunke and Mr. Michael L. Watts to its Board of Directors. The press release is attached as Exhibit 99.1 to this Form 8-K.

         The information contained in this Current Report on Form 8-K, including the exhibits, is furnished pursuant to Item 9 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Date: September 4, 2002	By:	/s/ Steven G. Bunger

Steven G. Bunger President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 4, 2002